UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ETON PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Eton Pharmaceuticals, Inc.

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Eton Pharmaceuticals, Inc., will be held virtually at www.meetnow.global/M7JY67S on June 9, 2026, at 10:00 a.m. central daylight time (“CDT”) for the following purposes:

●

To elect Jenn Adams and Charles J. Casamento as Class II directors to hold office until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal;

●	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

●	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The Annual Meeting will begin promptly at 10:00 a.m. CDT. Only stockholders of record at the close of business on April 10, 2026, are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you are a stockholder of record, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

Pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet, we are posting the Company's proxy materials on the Internet at www.envisionreports.com/ETON and delivering a Notice of Internet Availability of Proxy Materials. The Notice will be mailed to holders of record and beneficial owners of our common stock starting on or about April 27, 2026. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2025 Annual Report on Form 10-K. Stockholders of record may request to receive the proxy materials in printed form by mail on an ongoing basis for future annual meeting of the Company's stockholders. The process allows us to provide our stockholders with the information they need on a more-timely basis.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your representation and the presence of a quorum at the Annual Meeting. Please review the instructions on the proxy card regarding your voting options. You may vote via the Internet, by mail or by telephone.

By Order of the Board of Directors,

Sean E. Brynjelsen

President and Chief Executive Officer

Deer Park, Illinois

April 24, 2026

Important Notice Regarding the Availability of Proxy Materials for the Eton Pharmaceuticals 2026 Annual Meeting of Stockholders to Be Held on June 9, 2026: The Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.envisionreports.com/ETON.

Forward-looking statements included herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. We encourage you to read our reports filed with the SEC, including the sections captioned “Risk Factors” and “Forward Looking Information and Factors that May Affect Future Results,” for a description of such risks and uncertainties. These reports are available at www.etonpharma.com and the SEC’s website at www.sec.gov.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2026

GENERAL INFORMATION

This Proxy Statement and related materials are available to you on the Internet, or at your request we have delivered printed versions to you by mail, in connection with the board of directors’ solicitation of proxies for our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

The Annual Meeting will be held at 10:00 a.m. CDT virtually at meetnow.global/M7JY67S. This Proxy Statement is being made available to stockholders beginning on or about April 24, 2026.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 27, 2026.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON June 9, 2026: This proxy statement, the accompanying proxy card or voting instruction card and our 2025 Annual Report on Form 10-K are available at www.envisionreports.com/ETON.

In this Proxy Statement the terms “Eton,” the “Company,” “we,” “us,” and “our” refer to Eton Pharmaceuticals, Inc. The mailing address of our principal executive offices is Eton Pharmaceuticals, Inc., 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010.

Record Date:	April 10, 2026

Quorum:	A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.

Shares Outstanding:	27,359,791 shares of common stock outstanding as of April 10, 2026.

Voting:	There are four ways a stockholder of record can vote:

(1)

By Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you requested to receive your proxy materials by U.S. mail, by following the instructions on the proxy card.

(2) By Telephone: If you requested to receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.

(3) By Mail: If you requested to receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4)

Live: If you are a stockholder as of the record date and you attend the Annual Meeting virtually, you may vote live at the Annual Meeting. Submitting a proxy will not prevent stockholders from attending the Annual Meeting virtually, revoking their earlier-submitted proxy, and voting live at the Annual Meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. central time on June 8, 2026. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the board of directors. The board of directors may fill such vacancy at a later date or reduce the size of the board of directors. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy

Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by delivering an instrument in writing revoking the proxy or by delivering another duly executed proxy bearing a later date to our corporate secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the nominees receiving the plurality of votes properly cast will be elected as directors.

For Proposal Two, a majority of the votes properly cast represented at a meeting at which a quorum is present is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Effect of Abstentions and Broker Non-Votes	Votes withheld from any nominee, abstentions, and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” and broker non-votes have no effect on the election of directors. Abstentions and broker non-votes will have the effect of a vote “against” the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of the nominees for director and FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2025, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Eton Pharmaceuticals, Inc., 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010 Attn: Investor Relations, or call (847) 787-7361.

If you want to receive separate copies of the Notice, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE - ELECTION OF DIRECTORS

Director Nominees

Based on the recommendation of the nominating and corporate governance committee, our board of directors has nominated Jenn Adams and Charles J. Casamento for reelection as directors to serve for a three-year term ending at the 2029 annual meeting or until their successors are elected and qualified or until their earlier death, resignation or removal.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, public director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the board of directors and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our board of directors. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the board of directors consist of independent directors whom the board of directors has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of The NASDAQ Stock Market LLC (“Nasdaq”). The Company has determined that, with the exception of Sean E. Brynjelsen, our president and chief executive officer, all of our other directors qualify as “independent” directors.

Nominees for Election as Class II Directors for a Three-Year Term

Jenn Adams has served as a member of our board of directors since 2021. She is chief executive officer of August Bioservices LLC which provides research, pharmaceutical development and manufacturing services in the pharmaceutical and biotechnology space, a position she has held since 2020. Prior to joining August Bioservices, she served as SVP & president of AmerisourceBergen’s Clinical Product Solutions Business Unit. Amerisource Bergen is a United States-based pharmaceutical wholesale distributor. Ms. Adams spent her early career at Baxter Healthcare, serving in leadership roles in the Medication Delivery and Fenwal businesses. Ms. Adams also serves as executive in residence/senior advisor to Oak HC/FT, a venture growth-equity fund investing in healthcare information and services. Ms. Adams serves on the nonprofit Board of LifeScience Tennessee and holds an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management.

We believe that Ms. Adams’ significant experience as an executive in several life science companies brings relevant expertise to the board of directors.

Charles J. Casamento has served as a member of our board of directors since 2017. Mr. Casamento is currently executive director and principal of The Sage Group, a healthcare advisory group specializing in mergers, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies, since 2007. He was the president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis, from 2004 through 2007. Mr. Casamento was founder of, and from 1999 through 2004, served as chairman of the board, president and CEO, of Questcor Pharmaceuticals, Inc. which was subsequently acquired by Mallinckrodt. Mr. Casamento formerly served as RiboGene, Inc.’s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros to form Questcor. He was co-founder, president and CEO of Interneuron Pharmaceuticals, Inc. (Indevus), a biopharmaceutical company, from 1989 until 1993. Indevus was eventually acquired by Endo. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Sandoz Inc. (now Novartis). Mr. Casamento also serves on the board of directors of PaxMedica, Relmada Therapeutics and GT Biopharma. He is chairman of the board at Relmada. During his career he has served on the boards of fourteen Biotech/Pharma companies and has also been a director and vice chairman of The Catholic Medical Missions Board, a large not-for-profit organization providing health care services to third world countries. He has served as a guest lecturer at Fordham University and is on the Science Council of Fordham University. He holds a bachelor’s degree in Pharmacy from Fordham University and an MBA from Iona University and was originally licensed to practice pharmacy in the states of New York and New Jersey.

We believe that Mr. Casamento’s significant experience as chief executive officer in various life sciences companies and his service on several other boards bring valuable knowledge and insights to the board of directors.

RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

Class III Directors Continuing in Office (terms expire 2027)

Norbert G. Riedel, Ph.D. has served as a member of our board of directors since 2017 and as chairman of the board since 2018. Dr. Riedel served as executive chairman of Aptinyx, Inc., a biopharmaceutical company discovering and developing innovative therapies for challenging disorders of the brain and nervous system, from January 2022 to June 2023. Dr. Riedel was a director and served as president and chief executive officer of Aptinyx Inc. from August 2015 to December 2021. From January 2014 to August 2015, Dr. Riedel served as the president and chief executive officer of Naurex Inc., the predecessor company acquired by Allergan and from which Aptinyx and its technology were spun out. Prior to that time, he was corporate vice president and chief science and innovation officer of Baxter International Inc., a diversified healthcare company from March 2001 until January 2013. From 1998 to 2001, Dr. Riedel served as president and general manager of the recombinant therapeutic proteins business unit and vice president of Research and Development at Baxter’s bioscience business. Prior to joining Baxter, from 1996 to 1998, he was head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi, a global pharmaceutical company. Previously, he held a series of scientific management positions at Hoechst-Marion Roussel and Hoechst AG. Dr. Riedel is a member of the board of directors of Jazz Pharmaceuticals and the Illinois Biotechnology Innovation Organization. From 1999 to 2010, Dr. Riedel was a member of the board of directors of Oscient Pharmaceuticals Corporation, a biopharmaceutical company, and its predecessor company, Genome Therapeutics Corporation, a genomics company. Dr. Riedel was a member of the Supervisory Board of MediGene AG, a biotechnology company from 2003 to 2013. Dr. Riedel was a postdoctoral fellow at Harvard University from 1984 to 1987 and an Assistant Professor and Associate Professor of medicine and biochemistry at Boston University School of Medicine from 1987 to 1991. Dr. Riedel was also a visiting professor at Massachusetts Institute of Technology in 1992, and in 2009, Dr. Riedel was elected as member of the Austrian Academy of Sciences. Dr. Riedel serves on the board of directors of Atsena Therapeutics, Inc., a clinical-stage gene therapy company developing treatments for the reversal or prevention of blindness from inherited retinal diseases.  Dr. Riedel is currently an adjunct professor at Boston University School of Medicine, and an adjunct professor of Medicine at Northwestern University’s Feinberg School of Medicine.

We believe that Dr. Riedel’s extensive academic experience in the pharmaceutical and biotechnology fields provides valuable experience to our board of directors.

Sean E. Brynjelsen has served as our president, chief executive officer and a member of our board of directors since 2017. Prior to joining Eton, Mr. Brynjelsen served as a corporate officer and executive vice president at Sagent Pharmaceuticals, Inc., where he made a number of successful M&A transactions. Prior to his tenure at Sagent, he was senior vice president of Global Business Development for Akorn Pharmaceuticals, Inc. where he led the company’s business development group. Earlier in his career, Mr. Brynjelsen spent a number of years as a product development scientist with a focus on sterile pharmaceuticals at both Baxter and Pfizer (formerly Hospira). Mr. Brynjelsen earned an MBA degree from the University of Notre Dame and holds a Master of Science in Chemistry and a Bachelor of Science in Biochemistry from the University of Illinois.

We believe that Mr. Brynjelsen’s valuable perspective and experience as our president and chief executive officer, considerable experience in the pharmaceuticals industry and extensive leadership skills qualify him to serve on our board of directors.

Class I Director Continuing in Office (term expires 2028)

Paul V. Maier has served as a member of our board of directors since September 2017. Mr. Maier has over 25 years of experience as a senior executive in biotechnology and pharmaceutical companies and more than 15 years of experience as a director of multiple life science public and private company boards. In addition to his board positions, Mr. Maier also currently serves as an advisor to the life science industry. In June 2014, Mr. Maier retired after serving since November 2009 as chief financial officer of Sequenom, Inc., a publicly held company serving the discovery, clinical research, and molecular diagnostics market. From February 2007 until November 2009, Mr. Maier served as an independent financial consultant. Previously, Mr. Maier was senior vice president and chief financial officer of Ligand Pharmaceuticals, Inc., a commercial stage biopharmaceutical company, a position he held from 1992 to 2007. From 1990 to 1992, Mr. Maier served as vice president, finance of DFW West, a division of DFS Group, LP a private multinational retailer. From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary. Mr. Maier currently serves on the board of directors of International Stem Cell Corporation. In the past, he served on the board of Biological Dynamics, Small Pharma Inc., Ambrx Biopharma Inc., and was chairman of the board of Lackey Clinic, a non-profit providing healthcare to those without insurance. Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University. Mr. Maier is currently an Executive Partner at The College of William and Mary’s Mason School of Business.

We believe that Mr. Maier’s years of public company executive experience, including vast knowledge of various pharmaceuticals and life sciences companies, make him a valued member of our board of directors.

Stockholder Communications

Our board of directors has established a process by which every stockholder can communicate with the board of directors, as a whole and with individual directors on the board of directors. Stockholders may send communications directed to the board of directors to the attention of the Chair of the Board of Directors via U.S. Mail or Expedited Delivery Service to: Eton Pharmaceuticals, Inc., 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010 Attn: Chair of the Board of Directors.

CORPORATE GOVERNANCE

Our Board of Directors

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors. Our board of directors consists of five members and is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the 2026 Annual Meeting. The term of the Class III directors expires at the 2027 Annual Meeting and the term of the Class I director expires at the 2028 Annual Meeting.

The following presents our current directors, their respective terms on the board of directors, ages and positions as of April 10, 2026:

Name	Age	Position
Class II directors whose terms will expire at the 2026 Annual Meeting
Jenn Adams (1)(2)(3)	57	Director
Charles J. Casamento (1)(2)(3)	80	Director

Class III directors whose terms will expire at the 2027 Annual Meeting
Norbert G. Riedel, Ph.D. (1)(2)(3)	68	Director, Chairman of the Board
Sean E. Brynjelsen	54	Director, President & CEO

Class I director nominee whose term will expire at the 2028 Annual Meeting
Paul V. Maier (1)(2)(3)	78	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Experience and Attributes of Directors

Each director brings a wealth of experience that benefits the Company. The table below summarizes the individual skillsets of each director and reflects the cumulative effect of these skills. The Company is also committed to ensuring board diversity, which we believe is important to bring together qualified board members with complementary experience.

Summary of Director Qualifications and Experience	Sean Brynjelsen	Norbert Riedel	Charles Casamento	Paul Maier	Jenn Adams
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a public company	X	X	X	X	X
Pharmaceutical Industry Experience facilitates relevant, efficient and effective discourse relating to our business and strategy.	X	X	X	X	X
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	X	X	X	X	X
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of stockholder interests.		X	X	X
Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.	X	X	X	X	X
Extensive Knowledge of Eton History allows our Board of Directors to learn from our history and what works for our company.	X	X	X	X	X

Director Compensation

The following table provides information for the year ended December 31, 2025, regarding all compensation awarded to, earned by or paid to each person who served as a non-employee member of our board of directors during any portion of that year. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Jenn Adams	72,652	194,375	267,027
Charles J. Casamento	80,764	194,375	275,139
Paul V. Maier	83,468	194,375	277,843
Norbert G. Riedel, Ph.D.	123,672	194,375	318,047

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. In 2017, our board of directors adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our chief executive officer, our chief financial officer, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the board of directors and are administered by our audit committee.

A current copy of our Code of Business Conduct and Ethics is posted on the Corporate Governance section of our website, which is located at www.etonpharma.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Independence of the Board of Directors

Consistent with our corporate governance guidelines and Nasdaq rules, our board of directors has determined that, as of the date of this Proxy Statement, all of the members of our board of directors other than Sean Brynjelsen, our president and chief executive officer, are “independent.” In addition, all members of the audit, compensation and nominating and corporate governance committees satisfy the applicable independence criteria of the SEC and Nasdaq.

For a stockholder communication directed to an individual director in his capacity as a member of the board of directors, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Eton Pharmaceuticals, Inc., 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010.

We will forward by U.S. Mail any such stockholder communication to each director, and the Chair of the Board in his or her capacity as a representative of the board of directors, to whom such stockholder communication is addressed to the address specified by each such director and the Chair of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairman of the board of directors is separated from the role of chief executive officer, and we plan to keep these roles separated. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself with the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our chief financial officer provides reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our chief financial officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

Commitment to Environmental, Social and Governance Issues of Interest

Our board of directors and its committees are committed to alignment with environmental, social and governance (“ESG”) best practices in our industry while also taking into account the Company’s resources. The Company’s primary focus, however, is on achieving consistent profitability, and accordingly the Company is balancing the resources it needs to achieve its primary goal with the resources needed to implement ESG best practices. In future filings, we will continue to report on our progress on ESG practices.

Meetings of the Board of Directors

Our board of directors held ten regular meetings in 2025. During their respective terms of service, each director attended at least 90% of all meetings of the board of directors and the committees on which they then served that were held during 2025. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to attend all meetings of the board of directors and all meetings of the committees on which they serve. The Company does not have a policy on directors attending the annual meeting of stockholders, and no directors attended the 2025 Annual Meeting of Stockholders.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The audit committee, compensation committee and nominating and corporate governance committee all operate under charters reviewed annually by the respective committees and approved by our board of directors (copies of which can be found on our website by visiting www.etonpharma.com and under “Corporate Governance”).

Audit Committee

Paul Maier, Charles Casamento, Norbert G. Riedel and Jenn Adams serve on the audit committee, which is chaired by Mr. Maier. The audit committee held five meetings in 2025. Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Our board of directors has designated Mr. Maier as an “audit committee financial expert,” as defined under the applicable rules of the SEC. In making this determination, our board has considered Mr. Maier’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. The duties and responsibilities of the audit committee are set forth in the charter of the audit committee which was recently reviewed by our audit committee. Our audit committee determined that no revisions needed to be made to the charter at this time. A copy of the charter of the audit committee is available on our website, located at www.etonpharma.com, under the Investors – Corporate Governance – Governance Documents section. Among other matters, the duties and responsibilities of the audit committee include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation Committee

Charles Casamento, Paul Maier, Norbert G. Riedel and Jenn Adams serve on our compensation committee, which is chaired by Mr. Casamento. The compensation committee met once in 2025. These individuals are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act, and are “outside directors,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors has determined that all of these individuals are “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The compensation committee meets with management periodically. The duties and responsibilities of the compensation committee are set forth in its charter. Our compensation committee determined that no revisions needed to be made to the charter at this time. A copy of the charter of the compensation committee is available on the Company’s website, located at www.etonpharma.com, under the Investors – Corporate Governance – Governance Documents section. As discussed in its charter, among other things, the duties and responsibilities of the compensation committee include:

●	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

●

evaluating the performance of our chief executive officer in light of such corporate goals and objectives and based on such evaluation (i) reviewing and determining the cash compensation of our chief executive officer and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and approving the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors;

●	preparing our compensation committee report, if and when required by SEC rules;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis”, if and when required by SEC rules, to be included in our annual proxy statement; and

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

In establishing and reviewing our compensation philosophy and programs, the compensation committee considers whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Nominating and Corporate Governance Committee

Norbert G. Riedel, Charles Casamento, Paul Maier and Jenn Adams serve on our nominating and corporate governance committee, which is chaired by Dr. Riedel. The nominating and corporate governance committee met once in 2025. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable SEC and Nasdaq rules. The nominating and corporate governance committee meets periodically with management. The duties and responsibilities of the nominating and corporate governance committee are set forth in its charter. Our nominating and corporate governance committee determined that no revisions needed to be made to the charter at this time. A copy of the charter of the nominating and corporate governance committee is available on the Company’s website, located at www.etonpharma.com, under the Investors – Corporate Governance – Governance Documents section. As discussed in its charter, among other things, the duties and responsibilities of the nominating and corporate governance committee include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying individuals qualified to become members of the board of directors;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

●	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

●	overseeing the evaluation of our board of directors and management.

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and management, will be requested to take part in the process as appropriate.

Each nominee is required to meet criteria established by the board of directors including possessing high standards of personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment. The committee may also take into account the then-current needs of the board of directors to maintain a balance of knowledge, expertise and capability. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors. Once appropriate candidates have been identified, the entire board of directors votes on the candidates for appointment to the respective committees.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates in connection with its evaluation of a director candidate, including through candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.

In evaluating proposed director candidates, the nominating and corporate governance committee will consider, in addition to the minimum qualifications and other criteria for board of directors membership approved by the board of directors from time to time, the current size and composition of the Board and the needs of the board of directors and the respective committees of the board of directors, such factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, other commitments and the like and any other factors that the nominating and corporate governance committee may consider appropriate.

Stockholders may also submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to Eton Pharmaceuticals, Inc., 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010, Attn: Corporate Secretary, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and, without prior approval, derivative transactions of our stock by our executive officers, directors and specified other employees and their respective affiliates, purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions. In addition, our insider trading policy expressly prohibits our executive officers, directors and specified other employees and their respective affiliates from borrowing against Company securities held in a margin account, or, without prior approval, pledging our securities as collateral for a loan.

Equity Grant Timing

We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment.  Currently, we grant options and restricted stock awards. We do not have a formal policy regarding the timing of stock option awards in relation to our disclosure of material nonpublic information; however, our Compensation Committee does not target our grants of stock option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

During 2025, the Company did not issue any stock options to our named executive officers during the period beginning four business days before and ending one business day after (i) the filing of the Company’s Annual Report on Form 10-K, (ii) the filing of any of the Company’s Quarterly Reports on Form 10-Q, or (iii) the filing or furnishing of a Current Report on Form 8-K disclosing material nonpublic information.

EXECUTIVE OFFICERS

Our Executive Officers

The following table presents our current executive officers and their respective ages and positions as of April 10, 2026:

Name	Age	Position
Sean E. Brynjelsen	54	President, Chief Executive Officer and Director
James R. Gruber	54	Chief Financial Officer, Treasurer, and Secretary
David C. Krempa	37	Chief Business Officer
Ipek Erdogan-Trinkaus	44	Chief Commercial Officer

Sean E. Brynjelsen has served as our president, chief executive officer and a member of our board of directors since 2017. Prior to joining Eton, Mr. Brynjelsen served as a corporate officer and executive vice president at Sagent Pharmaceuticals, Inc., where he made a number of successful M&A transactions. Prior to his tenure at Sagent, he was senior vice president of Global Business Development for Akorn Pharmaceuticals, Inc. where he led the company’s business development group. Mr. Brynjelsen has served as an advisory board member of Covis Pharma, a private specialty pharmaceutical company based in Luxembourg, since August 2023. Earlier in his career, Mr. Brynjelsen spent a number of years as a product development scientist with a focus on sterile pharmaceuticals at both Baxter and Pfizer (formerly Hospira). Mr. Brynjelsen earned an MBA degree from the University of Notre Dame and holds a Master of Science in Chemistry and a Bachelor of Science in Biochemistry from the University of Illinois.

James R. Gruber has served as our chief financial officer, treasurer and secretary since April 11, 2022. Mr. Gruber previously served as vice president and U.S. Controller for Horizon Therapeutics, a biotech company focused on delivering medicines for rare, autoimmune and severe inflammatory diseases, from 2015 to 2022. Prior to joining Horizon Therapeutics, Mr. Gruber held various roles at Abbott Laboratories across pharmaceutical and medical device business units for 14 years. Mr. Gruber brings over 25 years of business experience in financial management roles. Mr. Gruber received an MBA from Northwestern University, a B.S. from Indiana University, and is a Certified Public Accountant.

David C. Krempa was appointed as our chief business officer effective March 1, 2023. Mr. Krempa previously served with the Company as senior vice president, business development and investor relations since April 2021, vice president, business development from March 2019 to April 2021, and prior to that he served as executive director, business development from 2017 to 2019. Prior to joining Eton Pharmaceuticals, Mr. Krempa held business development roles at specialty pharmaceutical companies Sagent Pharmaceuticals, Inc. and Akorn, Inc. Previously, Mr. Krempa was an equity analyst at Morningstar, Inc., and a chartered financial analyst. Mr. Krempa received his B.S. in Finance from DePaul University.

Ipek Erdogan-Trinkaus was appointed as our chief commercial officer effective December 2, 2024. Ms. Erdogan-Trinkaus previously served as Chief Commercial Officer at Jindilli Beverages, a nutrition company. Prior to that, she held various leadership roles at Tolmar Pharmaceuticals in strategy, pipeline planning and commercialization, and marketing spanning multiple therapeutic areas. Earlier in her healthcare career, she advanced through commercial roles at Ameda, Mead Johnson Nutrition, and Abbott Laboratories. Ms. Erdogan-Trinkaus received an MBA from The Ohio State University and a B.S. in Business Administration from Middle East Technical University.

EXECUTIVE COMPENSATION

Compensation Overview

This compensation overview, which should be read together with the compensation tables set forth below, provides information regarding our executive compensation program for our named executive officers for 2025, who are Sean E. Brynjelsen, our president and chief executive officer, James R. Gruber, our chief financial officer, David C. Krempa, our chief business officer, and Ipek Erdogan-Trinkaus, our chief commercial officer. During fiscal 2025, we did not have any other executive officers within the meaning of applicable SEC rules. We refer to these executive officers as our named executive officers.

Setting Executive Compensation

Our board of directors and compensation committee review executive compensation annually. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company.

Our board of directors has historically determined our executives’ compensation. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, the compensation committee then recommends the compensation for each executive officer. Our board of directors, without members of management present, discusses the compensation committee’s recommendations and ultimately approves the compensation of our executive officers. Our board of directors reviewed the biennial compensation study report on director and officer compensation from Radford, an Aon company, who serves as our compensation consultant.

We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.

Role of the Compensation Committee

The compensation committee, which consists entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate.

In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Role of Management

Our chief executive officer assists the compensation committee in identifying the key performance and incentive measures that may be used in setting annual cash performance bonus opportunities and also provides input on key contributors and performers within the Company so as to ensure their compensation accurately reflects their responsibilities, performance, experience levels and expected future contributions. Although our chief executive officer does not participate in decisions involving his own compensation, his recommendations and input, along with input from other executive officers, are often taken into consideration by the compensation committee when making compensation decisions.

Elements of Compensation

Base salary

Our compensation committee or the board of directors reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions.

Annual performance bonuses

We also believe that a significant portion of our executives’ cash compensation should be based on the attainment of business goals established by our board of directors or the compensation committee. The Company set target performance bonus amounts for 2025 for our executive officers pursuant to which officers would be paid a specified percentage of those targets based on operational results.

Specific achievements and performance metrics considered in 2025 included:

●	Company stock performance relative to its peer group of companies;

●	Financial revenue and profitability for the year;

●	U.S. Food and Drug Administration (“FDA”) product approvals received; and

●	Product candidate licensing/acquisitions activity

Based on the achievement of the above factors, the Company awarded each of our executive officers 83.0% of the target bonuses as listed in the Compensation Table.

Equity-based compensation

Equity-based compensation is an integral part of our overall compensation program. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance, align our executives’ interests with those of our stockholders and provide a means to build real ownership in the Company.

We account for stock-based compensation under the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) – 718 Compensation – Stock Compensation. The guidance under ASC 718 requires companies to estimate the fair value of the stock-based compensation awards on the date of grant for employees and directors and record expense over the related service periods, which are generally the vesting period of the equity awards.

We estimate the fair value of stock-based option awards to our employees and directors using the Black-Scholes Model (the “BSM”). The BSM requires the input of subjective assumptions, including the expected stock price volatility, the calculation of expected term, forfeitures and the fair value of the underlying common stock on the date of grant, among other inputs. The risk-free interest rate was determined from the implied yields for zero-coupon U.S. government issues with a remaining term approximating the expected life of the options. Dividends on common stock are assumed to be zero for the BSM valuation of the stock options. The expected term of stock options granted is based on vesting periods and the contractual life of the options. Expected volatilities are based on comparable companies’ historical volatility along with limited weighting for the Company’s own volatility, which management believes represents the most accurate basis for estimating expected future volatility under the current conditions. We account for forfeitures as they occur.

401(k) Plan

The Company established an employee savings plan pursuant to Section 401(k) of the Code, effective January 1, 2018. The plan allows participating employees to deposit into tax deferred investment accounts up to 100% of their salary, subject to annual limits. The Company makes certain matching contributions to the plan in amounts up to 5% of the participants’ annual cash compensation, subject to annual limits. Company contributions for the fiscal year ended December 31, 2025 were $349,813.

Health and Welfare Benefits

All of our full-time employees, including our executive officers are eligible to participate in certain medical benefit programs offered by us. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years ended December 31, 2025 and December 31, 2024 by our named executive officers.

		Salary	Non-Equity Incentive Compensation	Stock Awards	Option Awards	All Other Compensation	Total
Name and Principal Position (1)	Year	($)	($) (2)	($) (3)	($) (3)	($) (4)	($)
Sean E. Brynjelsen	2025	712,433	354,792	936,052	893,712	17,500	2,914,489
President and Chief Executive Officer	2024	615,536	487,304	—	1,295,283	13,800	2,411,923

James R. Gruber	2025	460,460	171,982	336,388	321,172	108,066	1,398,068
Chief Financial Officer	2024	397,833	236,216	—	427,231	13,800	1,075,080

David C. Krempa	2025	460,460	171,982	336,388	321,172	104,743	1,394,745
Chief Business Officer	2024	397,833	236,216	250,003	427,231	13,800	1,325,083

Ipek Erdogan-Trinkaus (5)	2025	402,722	150,417	—	—	22,153	575,292
Chief Commercial Officer	2024	33,560	19,799	100,004	622,125	—	775,488

(1)	We do not have any other executive officers that are required to be included in the Summary Compensation Table.

(2)	The amounts reflected in 2025 and 2024 reflect the discretionary performance bonus awards for each year that were paid in 2026 and 2025, respectively.

(3)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each award computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 and Note 9 of our financial statements for the periods ending December 31, 2025, and December 31, 2024, respectively.

(4)

These amounts reflect matching contributions by us to each officer’s 401(k) account and for Mr. Gruber, Mr. Krempa and Ms. Erdogan-Trinkaus, other compensation reflects restricted stock units awarded as part of an employee stock purchase plan (“ESPP”) remediation associated with the Company's June 2025 ESPP offering period.

(5)	Ms. Erdogan-Trinkaus was appointed as our chief commercial officer on December 2, 2024.

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Except as noted below, these employment agreements provide for “at will” employment.

Mr. Brynjelsen Employment Agreement

We entered into an employment agreement with Mr. Brynjelsen, our president and chief executive officer, in May 2017. Pursuant to the terms of his employment agreement, Mr. Brynjelsen’s employment is at-will and may be terminated at any time by us or Mr. Brynjelsen. Under the terms of the employment agreement, Mr. Brynjelsen is currently entitled to receive an annual base salary of $770,000. Mr. Brynjelsen also received 1,000,000 restricted shares of our common stock in connection with commencement of his employment which were fully vested in May 2019. Mr. Brynjelsen is also entitled to receive an annual bonus of up to 70% of his annual base salary based upon our board of directors’ assessment of Mr. Brynjelsen’s performance and his and our attainment of targeted goals as set by the board of directors (or the compensation committee thereof) in their sole discretion. All unvested equity awards are subject to Mr. Brynjelsen’s  continued service and to full acceleration in the event that Mr. Brynjelsen’s employment is terminated without cause, or he resigns for good reason within one month prior to or twelve months following a change in control. Pursuant to his employment agreement, Mr. Brynjelsen also entered into a proprietary information, inventions, non-solicitation and non-competition agreement with us.

Pursuant to his employment agreement, Mr. Brynjelsen is entitled to severance benefits if his employment is terminated without cause or if he resigns for good reason, subject to his execution of a release and his continued compliance with his proprietary information, inventions, non-solicitation and non-competition agreement. If Mr. Brynjelsen is terminated without cause or resigns for good reason, he is eligible to receive generally twelve months of continued base salary and premiums for continued health coverage. If Mr. Brynjelsen is terminated without cause or resigns for good reason within one month prior to or twelve months following a change of control, and subject to his execution of a release, then all unvested shares of common stock pursuant to his restricted stock awards and outstanding stock options will vest and Mr. Brynjelsen will also receive (i) continuation of his base salary for a period of 15 months and (ii) payment of 1.25 times his targeted performance bonus prorated to the month of termination of employment.

Mr. Gruber Employment Agreement

As previously disclosed, James Gruber joined Eton as chief financial officer, corporate secretary and treasurer in April 2022. Under the terms of the employment agreement, Mr. Gruber is currently entitled to receive an annual base salary of $520,800 and an annual discretionary incentive bonus at a total annual target amount of 50% of base salary, based on the achievement of corporate and/or individual performance targets to be determined and approved by the board of directors. As an inducement to him, Mr. Gruber was granted 100,000 NQSO shares in April 2022, 75,000 of which are vested. All unvested equity awards are subject to Mr. Gruber’s continued service and to full acceleration in the event that Mr. Gruber’s employment is terminated without cause, or he resigns for good reason within one month prior to or twelve months following a change in control. Pursuant to his employment agreement, Mr. Gruber also entered into a proprietary information, inventions, non-solicitation and non-competition agreement with us.

Pursuant to his employment agreement, Mr. Gruber is entitled to severance benefits if his employment is terminated without cause or if he resigns for good reason, subject to his execution of a release and his continued compliance with his confidential information and inventions agreement and the surviving terms of his employment agreement. If Mr. Gruber is terminated without cause or resigns for good reason, he is eligible to receive six months of continued base salary and premiums for continued health coverage. If Mr. Gruber is terminated without cause or resigns for good reason within one month prior to or twelve months following a change of control, and subject to his execution of a release, then all remaining shares of common stock underlying his outstanding options will vest and Mr. Gruber will also receive (i) continuation of his base salary for a period of 15 months and (ii) payment of 1.25 times his targeted performance bonus prorated to the month of termination of employment.

Mr. Krempa Employment Agreement

As previously disclosed, David Krempa joined Eton in August 2017 and was appointed as chief business officer in March 2023. Under the terms of his employment agreement, Mr. Krempa is currently entitled to receive an annual base salary of $520,800 and an annual discretionary incentive bonus at a total annual target amount of 50% of base salary, based on the achievement of corporate and/or individual performance targets to be determined and approved by the board of directors. As an inducement to him, Mr. Krempa was granted 100,000 NQSO shares in August 2017, all of which are vested. All unvested equity awards are subject to Mr. Krempa’s continued service and to full acceleration in the event that Mr. Krempa’s employment is terminated without cause, or he resigns for good reason within one month prior to or twelve months following a change in control. Pursuant to his employment agreement, Mr. Krempa also entered into a proprietary information, inventions, non-solicitation and non-competition agreement with us.

Pursuant to his employment agreement, Mr. Krempa is entitled to severance benefits if his employment is terminated without cause or if he resigns for good reason, subject to his execution of a release and his continued compliance with his confidential information and inventions agreement and the surviving terms of his employment agreement, If Mr. Krempa is terminated without cause or resigns for good reason, he is eligible to receive six months of continued base salary and premiums for continued health coverage. If Mr. Krempa is terminated without cause or resigns for good reason within one month prior to or twelve months following a change of control, and subject to his execution of a release, then all remaining shares of common stock underlying his outstanding options will vest and Mr. Krempa will also receive (i) continuation of his base salary for a period of 15 months and (ii) payment of 1.25 times his targeted performance bonus prorated to the month of termination of employment.

Ms. Erdogan-Trinkaus Employment Agreement

Ipek Erdogan-Trinkaus joined Eton as chief commercial officer on December 2, 2024. Under the terms of the employment agreement, Ms. Erdogan-Trinkaus is currently entitled to receive an annual base salary of $520,800 and an annual discretionary incentive bonus at a total annual target amount of 50% of base salary, based on the achievement of corporate and/or individual performance targets to be determined and approved by the board of directors. As an inducement to her, Ms. Erdogan-Trinkaus was granted 75,000 non-qualified stock options (“NQSOs”) shares and 8,026 restricted shares of our common stock in December 2024. All unvested equity awards are subject to Ms. Erdogan-Trinkaus’s continued service and to full acceleration in the event that Ms. Erdogan-Trinkaus’s employment is terminated without cause, or she resigns for good reason within one month prior to or twelve months following a change in control. Pursuant to her employment agreement, Ms. Erdogan-Trinkaus also entered into a proprietary information, inventions, non-solicitation and non-competition agreement with us.

Pursuant to her employment agreement, Ms. Erdogan-Trinkaus is entitled to severance benefits if her employment is terminated without cause or if she resigns for good reason, subject to her execution of a release and her continued compliance with her confidential information and inventions agreement and the surviving terms of her employment agreement. If Ms. Erdogan-Trinkaus is terminated without cause or resigns for good reason, she is eligible to receive six months of continued base salary and premiums for continued health coverage. If Ms. Erdogan-Trinkaus is terminated without cause or resigns for good reason within one month prior to or twelve months following a change of control, and subject to her execution of a release, then all remaining shares of common stock underlying her outstanding options will vest and Ms. Erdogan-Trinkaus will also receive (i) continuation of her base salary for a period of 15 months and (ii) payment of 1.25 times her targeted performance bonus prorated to the month of termination of employment.

Potential Payments Upon Termination and Change in Control

The definitions of “cause” and “change in control” referenced herein are defined in the individual employment agreements between us and each of the named executive officers.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025, regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2018 Equity Incentive Plan (“EIP”) and 2018 Employee Stock Purchase Plan (“ESPP”). We do not have any non-stockholder approved equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and RSUs		Weighted- Average Exercise Price of Outstanding Options			Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans
2018 Equity Incentive Plan, as amended
Common Stock, $0.001 par value per share	4,963,208	(1)(2)		$4.94	(3)	2,099,847
2018 Employee Stock Purchase Plan
Common Stock, $0.001 par value per share	N/A		$	N/A		825,687	(4)

(1)

The EIP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the EIP on January 1 of each calendar year, from January 1, 2019 through January 1, 2028. The number of shares added each year will be equal to the lesser of: (a) 4% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Board for the applicable year.

(2)	Consists of 4,684,707 NQSOs and 278,501 restricted stock units (“RSUs”)
(3)

The weighted average exercise price for the 4,684,707 NQSOs is $4.94 per share and there is no exercise price associated with the RSUs. The weighted average exercise price of the NQSOs and RSUs combined is $4.66 per share.

(4)

Represents 825,687 shares of Common Stock reserved for future grant under the ESPP. The ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1 of each calendar year, from January 1, 2019 through January 1, 2028. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 150,000 shares; or (c) a lesser number of shares of Common Stock as is determined by the Board that is less than (a) and (b).

Outstanding Equity Awards at Fiscal Year-End 2025

The following table provides information with respect to outstanding stock options held by each of our named executive officers as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sean E. Brynjelsen	1/3/2025					72,004	1,217,588
	7/12/2022					27,500	465,025
	1/3/2025	24,628	82,841	13.00	1/2/2035
	2/13/2024	201,040	237,593	4.42	2/12/2034
	2/20/2023	248,186	102,195	3.47	2/19/2033
	2/7/2022	416,500	—	3.78	2/6/2032
	5/3/2021	245,000	—	8.61	5/2/2031
	3/12/2020	490,000	—	3.58	3/11/2030
	2/20/2019	250,000	—	7.31	2/19/2029
	11/10/2017	200,000	—	1.37	11/9/2027

James R. Gruber	1/3/2025					25,876	438,563
	7/12/2022					10,000	169,100
	1/3/2025	8,850	29,771	13.00	1/2/2035
	2/13/2024	66,310	78,367	4.42	2/12/2034
	2/20/2023	70,894	29,192	3.47	2/19/2033
	4/11/2022	75,000	25,000	3.81	4/10/2032

David C. Krempa	1/3/2025					25,876	438,563
	10/2/2024					31,566	533,781
	7/12/2022					10,000	169,100
	1/3/2025	8,850	29,771	13.00	1/2/2035
	2/13/2024	66,310	78,367	4.42	2/12/2034
	2/20/2023	52,617	21,666	3.47	2/19/2033
	2/7/2022	151,675	6,595	3.78	2/6/2032
	10/29/2021	20,000	—	5.76	10/28/2031
	5/3/2021	85,000	—	8.61	5/2/2031
	3/12/2020	156,200	—	3.58	3/11/2030
	2/20/2019	95,000	—	7.31	2/19/2029
	11/10/2017	25,000	—	1.37	11/9/2027
	8/7/2017	25,000	—	1.38	8/6/2027

Ipek Erdogan-Trinkaus	12/2/2024					6,020	101,798
	12/2/2024	18,750	56,250	12.46	12/1/2034

Compensation Committee Interlocks and Insider Participation

None of our independent directors is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

PAY VERSUS PERFORMANCE

The following table shows the past three fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), and our net income.

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2025 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards, if applicable. For purposes of the disclosure below, no pension valuation adjustments were required.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Net Income (Loss) (thousands)(4)
2025	$2,914,489	$6,904,608	$1,122,702	$2,696,299	$(4,601)
2024	$2,411,923	$7,906,428	$1,058,550	$3,169,516	$(3,823)
2023	$1,747,045	$2,258,856	$752,110	$1,037,017	$(936)

(1) Sean E. Brynjelsen was the Registrant’s PEO for each of the 2025, 2024 and 2023 fiscal years.

(2) The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for PEO:

Year	Less: Grant Date Value of Equity Awards	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	Change in Fair Value From Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	Dividends on Unvested Awards	Total Adjustments
2025	$(893,712)	$2,134,154	$1,008,702	$249,057	$1,491,918	—	$3,990,119
2024	$(1,295,283)	$3,782,258	$2,048,927	$378,596	$580,007	—	$5,494,505
2023	$(807,628)	$807,468	$166,636	$187,804	$157,531	—	$511,811

(3) For the 2025 and 2024 fiscal years, our Non-PEO NEOs were: James R. Gruber, David C. Krempa and Ipek Erdogan-Trinkaus. For the 2023 fiscal year, our Non-PEO NEOs were: James R. Gruber and David C. Krempa. The amounts disclosed reflect the adjustments listed in the table below to the amounts reported in the Summary Compensation Table for Non-PEO NEOs:

Year	Less: Grant Date Value of Equity Awards	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	Change in Fair Value From Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	Dividends on Unvested Awards	Total Adjustments
2025	$(438,373)	$459,512	$575,376	$182,340	$794,742	—	$1,573,597
2024	$(609,340)	$1,279,687	$998,549	$124,817	$317,253	—	$2,110,966
2023	$(200,960)	$200,920	$181,180	$46,731	$57,036	—	$284,907

(4) The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Eton Pharmaceuticals, Inc. specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the section captioned “Executive Compensation” with management. Based on such review and discussions, the compensation committee recommended to the board of directors that this “Executive Compensation” section be included in this proxy statement.

Compensation Committee

Charles Casamento (Chairman)

Jenn Adams

Paul Maier

Norbert G. Riedel

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 10, 2026 for:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;
●	our named executive officers;
●	each of our directors and director nominees; and
●	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The beneficial ownership of each person was calculated based on 27,359,791 shares of common stock issued and outstanding as of April 10, 2026. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness. Accordingly, two or more persons might count as beneficial owners of the same share.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Opaleye Management, Inc. (2)
One Boston Place, 26th Floor Boston, MA 02108	2,855,000	10.46%
EcoR1 Capital, LLC (3)
357 Tehama Street #3 San Francisco, CA 94103	1,981,003	7.26%
BlackRock, Inc. (4)
50 Hudson Yards New York, NY 10001	1,530,357	5.70%
Named Executive Officer, Other Executive Officers and Directors:
Sean E. Brynjelsen (5)	3,115,336	10.58%
James R. Gruber (6)	290,584	*
David C. Krempa (7)	757,207	2.71%
Ipek Erdogan-Trinkaus (8)	21,580	*
Jenn Adams (9)	161,182	*
Charles J. Casamento (10)	286,024	*
Paul V. Maier (10)	277,349	*
Norbert G. Riedel, Ph.D. (11)	277,349	*
All executive officers and directors as a group (8 persons)	5,186,611	16.49%

*	Less than 1%
(1)	Unless otherwise indicated, the address for each reporting person is c/o Eton Pharmaceuticals, Inc. 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010.
(2)	As reported on Opaleye Management's Amendment No. 7 to Schedule 13G filed September 12, 2024
(3)	As reported on EcoR1 Capital LLC's Schedule 13G filed February 17, 2025
(4)	As reported on BlackRock, Inc's Schedule 13G filed July 17, 2025
(5)	Includes 2,140,209 vested stock options and 26,448 stock options which vest within 60 days of April 10, 2026. Excludes 489,372 stock options and 187,035 restricted stock units which vest after June 10, 2026.
(6)	Includes 266,266 vested stock options and 8,360 stock options which vest within 60 days of April 10, 2026. Excludes 149,413 stock options and 55,263 restricted stock units which vest after June 10, 2026.
(7)	Includes 710,846 vested stock options and 7,823 stock options which vest within 60 days of April 10, 2026. Excludes 144,037 stock options and 86,829 restricted stock units which vest after June 10, 2026.
(8)	Includes 20,444 vested stock options and 847 stock options which vest within 60 days of April 10, 2026. Excludes 94,364 stock options and 31,876 restricted stock units which vest after June 10, 2026.
(9)	Includes 158,133 vested stock options and 3,049 stock options which vest within 60 days of April 10, 2026. Excludes 9,147 stock option shares and 7,757 restricted stock units which vest after June 10, 2025.
(10)	Includes 189,555 vested stock options, 3,049 stock options which vest within 60 days of April 10, 2026 and 25,000 shares issuable upon settlement of a restricted stock unit award at retirement from our board. Excludes 9,147 stock option shares and 7,757 restricted stock units which vest after June 10, 2025.
(11)	Includes 136,900 vested stock options, 3,049 stock options which vest within 60 days of April 10, 2026 and 25,000 shares issuable upon settlement of a restricted stock unit award at retirement from our board. Excludes 9,147 stock option shares and 7,757 restricted stock units which vest after June 10, 2025.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2025, all directors and executive officers complied with filing reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RELATED-PARTY TRANSACTIONS

Certain Relationships and Transactions with Related Parties

Our Chief Executive Officer has a partial interest in a company that the Company has entered into an agreement with as described below.

The Company acquired DS-200 and all related intellectual property pursuant to an asset purchase agreement (the “Selenix Agreement”) dated June 23, 2017 between the Company and Selenix LLC (“Selenix”), an entity affiliated with our Chief Executive Officer. On August 30, 2024, the Company amended the Selenix Agreement in tandem with an agreement to sell DS-200 in August 2024. Pursuant to the terms of the amended Selenix Agreement, Selenix waived its rights to future milestone payments and 50% of DS-200 profit in exchange for 45% of proceeds received by the Company from the DS-200 sale agreement. Selenix is 50% owned by Messa Holdings LLC (“Messa”), which is 100% owned by our Chief Executive Officer. The Company paid $220,000 to Selenix in October 2024 and $675,000 in June 2025.

Other Arrangements

Skye Cooper, the daughter of our Chief Executive Officer, Sean Brynjelsen, is employed by us and received $238,180 in total compensation in 2025.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related-Party Transactions

Our board of directors has adopted a written related party transactions policy that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2026. The Company is asking our stockholders to ratify the audit committee’s selection of Grant Thornton LLP as our independent auditors for the 2026 fiscal year.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and our Company and any disclosed relationships or services that may impact the objectivity and independence of our independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the board of directors determined to submit to stockholders for ratification the appointment of Grant Thornton LLP. A majority of the votes represented at a meeting at which a quorum is present properly cast is required in order to ratify the appointment of Grant Thornton LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Grant Thornton LLP, the audit committee will consider this factor when making any determinations regarding Grant Thornton LLP.

We expect that a representative of Grant Thornton LLP will attend the Annual Meeting telephonically and the representative will have an opportunity to make a statement if they so choose. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

We have adopted a policy under which the audit committee is directly responsible for pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

In addition, in the event time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the audit committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

KMJ Corbin & Company LLP (“KMJ”) audited the Company’s financial statements for the fiscal year ended December 31, 2023. Effective May 20, 2024, KMJ informed the Company that they were joining Crowe LLP. As a result, KMJ resigned as the Company's independent registered public accounting firm on June 14, 2024. Also on June 14, 2024, following the resignation of KMJ, the Company, with the approval of its audit committee, appointed Crowe LLP as its independent registered public accounting firm. During the fiscal year ended December 31, 2023, and the subsequent interim period through March 31, 2024, there were no: (1) disagreements with KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit report of KMJ on the financial statements of the Company as of and for the year ended December 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

On June 13, 2025, the Company dismissed Crowe LLP as the Company’s independent registered public accounting firm, effective June 13, 2025. The decision to terminate Crowe LLP as the Company’s independent registered public accounting firm was approved by the Company's Audit Committee of the Board of Directors of the Company at a meeting held on June 13, 2025. The Crowe LLP report on the Company’s financial statements for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Crowe LLP was engaged by the Company on June 14, 2024, and served as the Company’s independent accountant for the fiscal year ended December 31, 2024. Crowe LLP did not audit the Company’s financial statements for any other fiscal year. During the fiscal year ended December 31, 2024, and the subsequent interim period through March 31, 2025, there were no: (1) disagreements with Crowe LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit report of Crowe LLP on the financial statements of the Company as of and for the year ended December 31, 2024 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

On June 13, 2025, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm for the Company's fiscal year ended December 31, 2025. The Company notified Grant Thornton on June 13, 2025, that it would be engaged as the Company’s independent registered public accounting firm.

The following table sets forth the amount of fees billed for services rendered by Grant Thornton, the Company’s independent registered public accounting firm, by Crowe LLP and KMJ, the Company’s former independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees (1)
Grant Thornton LLP	$392,369	$—
Crowe LLP (2)	97,125	196,350
KMJ Corbin & Company (3)	22,500	25,000

Audit Related Fees
Grant Thornton LLP (4)	$195,300	$—

Tax Fees (5)	—	7,875

Total fees	$707,294	$229,225

(1) Audit fees consist of fees billed for the audit of the Company's annual financial statements, the review of the interim financial statements, and related services that are normally provided in connection with registration statements.

(2) The 2025 amount includes fees for review services related to the financial statements for the year ended December 31, 2024 and for the first quarter of fiscal year 2025, review services related to the issuance of Crowe's consent in connection with registration statements and review services for the issuance of Crowe's consent with respect to the financial statements for the year ended December 31, 2024, for inclusion of fiscal year 2024 financial statements.

(3) The 2025 and 2024 amounts includes fees for review services related to the issuance of KMJ's consent with respect to the Company registration statements and related to KMJ's consent with respect to the financial statements for the year ended December 31, 2023, for inclusion of fiscal year 2023 financial statements with the 2024 financial statements.

(4) The 2025 amount relates to fees for review services associated with completion of financial statement associated with the Company's business combination of Increlex® from Ipsen S.A.

(5) Tax Fees consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

The audit committee pre-approved all services performed since the pre-approval policy was adopted.

RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the board of directors (the “Board”) of Eton Pharmaceuticals, Inc. (the “Company”). The audit committee currently consists of the four directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Mr. Maier as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s financial statements for 2025 and met with management, as well as with representatives of, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Grant Thornton LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the audit committee received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Crowe LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for 2025 be included in its Annual Report on Form 10-K for 2025.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee

Paul Maier (Chairman)

Jenn Adams

Charles Casamento

Norbert G. Riedel

TRANSACTION OF OTHER BUSINESS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our amended and restated bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our corporate secretary at Eton Pharmaceuticals, Inc., 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 180 days before or more than 120 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 15th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our headquarters no earlier than February 9, 2027, and no later than March 11, 2027.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2027 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 26, 2026. Such proposals must be delivered to Eton Pharmaceuticals, Inc., 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010, Attn: Corporate Secretary.

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2026 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold
01 - To elect Jenn Adams as Class II director to hold office until the 2029 annual meeting of stockholders and until a successor is duly elected and qualified, or until earlier resignation or removal.	☐	☐
02 - To elect Charles J. Casamento as Class II director to hold office until the 2029 annual meeting of stockholders and until a successor is duly elected and qualified, or until earlier resignation or removal.	☐	☐

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04A16E

2026 Annual Meeting of Eton Pharmaceuticals, Inc. Stockholders

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Proxy — Eton Pharmaceuticals

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 9, 2026

The stockholder(s) hereby appoint(s) Sean E. Brynjelsen and James R. Gruber, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ETON PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.meetnow.global/M7JY67S at 10 AM, CDT on June 9, 2026, and any adjournment or postponement thereof.

Shares represented by this proxy will be voted by the Stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Your **Vote** Counts!

ETON PHARMACEUTICALS, INC.

2026 Annual Meeting

Vote by June 08, 2026

11:59 PM ET

GENERAL BROKER

Hextone, Inc.
P.O. Box 9142
Farmingdale, NY 11735

1 OF 2
322,224
148,294

30#

Ricky Campana
P.O. Box 123456
Suite 500
51 Mercedes Way
Edgewood, NY 11717

FLASHID-JOB#

You invested in ETON PHARMACEUTICALS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 09, 2026.**

Get informed before you vote

View the Annual Report, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 22, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control # XXXX XXXX XXXX XXXX

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 09, 2026
10:00 AM CDT

Virtually via the internet:
www.meetnow.global/M7JY67S
To access the virtual meeting, you must refer to the "General Information About the Meeting and Voting" section of the Proxy Statement.

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

Control # XXXX XXXX XXXX XXXX

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

ETON PHARMACEUTICALS, INC.
2026 Annual Meeting
Vote by June 08, 2026
11:59 PM ET

Voting Items		Board Recommends
1.	To elect Jenn Adams as Class II director to hold office until the 2029 annual meeting of stockholders and until a successor is duly elected and qualified, or until earlier resignation or removal.	For
2.	To elect Charles J. Casamento as Class II director to hold office until the 2029 annual meeting of stockholders and until a successor is duly elected and qualified, or until earlier resignation or removal.	For
3.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Under New York Stock Exchange rules, brokers may vote "routine" matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. **We will nevertheless follow your instructions, even if the broker's discretionary vote has already been given, provided your instructions are received prior to the meeting date.**

1.00000
322,224
148,294

FLASHID-JOB#